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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 9, 1996, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1995.

     Form S-3: Registration No. 33-47061; Registration No. 33-53662;
               Registration No. 33-49835

     Form S-8: Registration No. 33-2442; Registration No. 33-24322;
               Registration No. 33-36770; Registration No. 33-44381; Registration No. 33-40979; Registration No. 33-45550; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-51551; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521

                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
March 26, 1996